UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2025

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (501) 205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 27, 2025, Inuvo, Inc. (the “Company”) issued a press release regarding financial performance for Q4 and full-year 2024. A copy of the earnings release is being furnished herewith as Exhibit 99.1.

The information in this Current Report on Form 8-K under this caption and Exhibits 99.1 and 99.2 are being furnished under Item 2.02 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The Company made reference to non-GAAP financial information in the press release and a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the press release.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS ELECTIONOF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS

On February 27, 2025, Charles Morgan notified the Company of his retirement, effective immediately, from his position as a Class III member of the Company’s Board of Directors and from his positions as Lead Independent Director, Chairman of the Nominating and Corporate Governance Committee and member of the Audit Committee. Mr. Morgan has been a valuable member of the Board since June 2009. Mr. Morgan’s decision to retire was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 27, 2025, the Board of Directors filled the vacancy created by Mr. Morgan’s retirement by appointing Rob Buchner as a Class III member of the Board of Directors. As a Class III member of the Board of Directors Mr. Buchner’s term will expire at the Company’s 2026 annual meeting of stockholders.

Mr. Buchner, age 61, is currently Chief Marketing Officer at Covet™ (covet.life), a disruptive fintech that leverages AI for personal asset management and estate planning. In 2020, Rob co-founded Sheet Metal Arts, an innovation studio devoted to the future of mobility, which created and produced films for Stellantis EV launches including: Ram, Dodge and Fiat. In 2016, he became an early-stage investor and advisor at Lucy.ai, a knowledge management platform. Lucy was acquired by Capacity in 2024. From 2013 to 2016, Rob was CEO of Campbell Mithun (Interpublic Group) which was later integrated within McCann WorldGroup. During his tenure he restructured the 80-year-old agency around the Creative Sciences–a cross-functional operating model that comingles brand content, technology and media analytics. Rob served as CMO of Fallon Worldwide from 2004 to 2013 where he was responsible for new business growth resulting in $80M net recurring revenues across the network. As Managing Partner, he architected Fallon’s digital and entertainment practices that led to industry acclaim for Amazon Theater and BMW Films. He also opened Fallon offices in Tokyo, Singapore, Hong Kong and Sao Paulo. Rob received a Bachelor of Science degree from the University of Illinois, Urbana-Champaign.

The following is a discussion of the specific experience, qualifications, attributes or skills that led the Board to conclude, that Mr. Buchner should be serving as a director of Inuvo. Mr. Buchner’s successful track record operating and growing businesses in the marketing services industry and vast industry connections. Specifically, the Board favorably viewed his positions with Campbell Mithun and Fallon Worldwide together with his entrepreneurial endeavors in making their decision.

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Concurrently with the appointment of Mr. Buchner the Board appointed Mr. Lee to the Audit Committee and Mr. Buchner to the Nominating and Corporate Governance Committee. The current committee assignments for the Company are set forth below:

Director	Audit Committee Member	Nominating and Corporate Governance Committee Member	Compensation Committee Member
Gordon J. Cameron	Ö*		Ö*
Jonathan Bond			Ö
Kenneth E. Lee	Ö	Ö*
Rob Buchner		Ö

*Denotes Chairman

Mr. Buchner does not have any direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Buchner and any other person pursuant to which he was selected as a director.

As with each of the Company’s other non-employee directors, Mr. Buchner will be entitled to receive an annual retainer of $30,000, payable in cash, and 30,000 restricted stock units.

ITEM 7.01 REGULATION FD DISCLOSURE.

On February 27, 2025, the Company held a management conference call to discuss the Company's financial results for Q4 and full-year 2025, the outlook of the Company and certain other matters.

A copy of the script for the conference call is attached as Exhibit 99.2 and is incorporated by reference into this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and accompanying exhibit is being furnished and shall not be deemed to be “filed” for the purposes of Section18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release for Q4 and full-year 2024 financial results.
99.2	Conference Call Script.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: February 27, 2025	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel

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